Fourth Quarter 2022 Earnings Conference Call Teleflex Incorporated Exhibit 99.2

2 The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on February 23, 2023 either on the Teleflex website or by telephone. The call can be accessed by dialing 1 866 813 9403 (U.S.) or +44 204 525 0658 (all other locations). The confirmation code is 903856. Conference Call Logistics

3 Today’s Speakers Liam Kelly Chairman, President and CEO Lawrence Keusch VP, Investor Relations and Strategy Development Thomas Powell Executive VP and CFO

4 This presentation contains forward-looking statements, including, but not limited to our expectation that momentum with respect to our launch of the UroLift System in Japan will continue into 2023; our forecasted 2023 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; our expectation that procedure momentum will build into 2023; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Forward-Looking Statements Note on Non-GAAP Financial Measures Additional Notes Unless otherwise noted, the following slides reflect continuing operations. This document contains certain highlights with respect to our fourth quarter 2022 and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended December 31, 2022 located in the investor section of our website at www.teleflex.com and our Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the Securities and Exchange Commission.

5 Liam Kelly - Chairman, President and CEO Executive Overview

6 Q4'22 Highlights ◦ Q4'22 constant currency revenue grew 3.7% year-over-year, including impact of a 60bp decline in MSTA revenue associated with respiratory divestiture ◦ Q4'22 constant currency revenue included strong performances from Interventional, Surgical, and OEM ◦ Q4'22 adjusted EPS was $3.52, a ~2% decline year-over-year, including headwinds from incremental inflation and FX Q4 Performance Summary 2023 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information. ◦ Establishing 2023 constant currency revenue growth guidance of 4.75% to 6.25% ◦ Setting 2023 adjusted earnings per share guidance of $13.00 to $13.60

7 Q4'22 Segment Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2022 December 31, 2021 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $458.0 $451.7 1.4% (0.3)% 1.7%1 EMEA $147.8 $164.5 (10.2)% (11.6)% 1.4% Asia $78.5 $78.5 0.0% (13.3)% 13.3% OEM $73.7 $67.2 9.7% (2.3)% 12.0% Consolidated $758.0 $761.9 (0.5)% (4.2)% 3.7%2 (1) Includes the impact of a 1.0% decline in revenue from products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021 compared to the prior year period. (2) Includes the impact of a 0.6% decline in revenue from products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021 compared to the prior year period.

8 Q4'22 Global Product Category Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2022 December 31, 2021 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $186.4 $193.0 (3.4)% (3.9)% 0.5% Interventional $125.1 $114.9 8.8% (4.6)% 13.4% Anesthesia $99.6 $102.8 (3.1)% (5.1)% 2.0% Surgical $110.4 $106.4 3.9% (6.5)% 10.4% Interventional Urology $89.2 $92.9 (4.1)% (0.5)% (3.6)% OEM $73.7 $67.2 9.7% (2.3)% 12.0% Other(1) $73.6 $84.7 (13.1)% (6.0)% (7.1)% Consolidated $758.0 $761.9 (0.5)% (4.2)% 3.7% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

9 Clinical and Commercial Updates Encouraging Progress with Surgical Stapling • Integration activities on track with Standard Bariatrics • Teleflex awarded a group purchasing agreement with Premier for the Titan SGS® Stapler Japan Commercial Progress for UroLift® System • 2022 revenue exceeded our expectations • See momentum continuing into 2023 China Commercial Progress for UroLift® System • On track with early market development activities • Limited commercial launch, with first cases performed in Q4 across key cities alongside urological society engagement

10 Thomas Powell - Executive VP and CFO Financial Overview

11 Q4'22 Financial Review ◦ GAAP gross margin of 55.7% vs. 55.1% in the prior year period ◦ Adjusted gross margin of 60.0%, up 120 bps year-over-year ◦ GAAP operating margin of 17.0% vs. 20.4% in prior year period ◦ Adjusted operating margin of 27.9%, up 30 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 28.6% vs. 11.0% in prior year period ◦ Adjusted tax rate of 13.6% vs. 13.8% in prior year period Effective tax rate ◦ GAAP EPS of $1.65 vs. $2.69 in prior year period ◦ Adjusted EPS of $3.52, down 2.2% year-over-year Earnings per share ◦ Revenue decreased 0.5% year-over-year on a GAAP basis ◦ Revenue increased 3.7% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information.

12 2023 Financial Guidance Summary 2023 Guidance Low High GAAP Revenue Growth 4.25% 5.75% Impact of Foreign Exchange Rate Fluctuations (0.50)% (0.50)% Constant Currency Revenue Growth (1) 4.75% 6.25% Adjusted Gross Margin 59.00% 59.50% Adjusted Operating Margin 26.00% 26.75% Adjusted EPS $13.00 $13.60 Adjusted EPS % Growth (0.5)% 4.1% Note: See appendices for reconciliations of non-GAAP information (1) Constant currency growth includes a 0.30% headwind for the an expected decrease in MSTA revenue associated with the divestiture of the respiratory assets. Note: See appendices for reconciliations of non-GAAP financial information.

13 Key Takeaways Q4 results reflect the stability of our diversified product portfolio, and our revenue progression during the quarter builds confidence that procedure momentum will build into 2023 2023 financial guidance reflects an improving macro backdrop, durable revenue outlook, and continued investment in growth drivers Will continue to execute on our strategy to drive durable growth with investment in organic growth opportunities, margin expansion, and seek to deploy capital for M&A

14 14 14 Thank You Teleflex, the Teleflex logo, are trademarks or registered trademarks of Teleflex Incorporated or its affiliates, in the U.S. and/or other countries. © 2023 Teleflex Incorporated. All rights reserved. MCI-2021-0563.

15 Appendices

16 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: ◦ Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. ◦ Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. ◦ Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable. ◦ Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. ◦ Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments.

17 Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices had until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

18 Non-GAAP Adjustments Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Appendix A1 *– Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)*

Three Months Ended December 31, 2022

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.7%	30.8%	5.6%	17.0%	$109.4	$31.3	28.6%	$1.65
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.2	—	—	3.5	26.9	(6.3)		0.70
Acquisition, integration and divestiture related items (B)	—	(0.4)	—	0.4	2.7	0.1		0.06
Other items (C)	—	(0.1)	—	0.1	1.1	0.3		0.02
MDR	—	—	(1.3)	1.4	10.3	—		0.22
Intangible amortization expense	3.1	(2.4)	—	5.5	42.2	2.3		0.84
Tax adjustments	—	—	—	—	—	(1.4)		0.03
Adjustments total	4.3	(2.9)	(1.3)	10.9	83.2	(5.0)		1.87
Adjusted basis	**60.0%**	**27.9%**	**4.3%**	**27.9%**	**$192.6**	**$26.3**	**13.6%**	**$3.52**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

Appendix A2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2021

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.1%	29.9%	4.7%	20.4%	$143.3	$15.8	11.0%	$2.69
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.1	(0.2)	—	1.4	10.5	(0.1)		0.22
Acquisition, integration and divestiture related items (B)	—	0.3	—	(0.4)	(2.7)	—		(0.06)
Other items (C)	(0.3)	—	—	(0.3)	(2.2)	(0.6)		(0.03)
MDR	—	—	(1.1)	1.1	8.7	—		0.18
Intangible amortization expense	2.9	(2.4)	—	5.4	40.8	4.6		0.76
Tax adjustments	—	—	—	—	—	7.7		(0.16)
Adjustments total	3.7	(2.3)	(1.1)	7.2	55.1	11.6		0.91
Adjusted basis	**58.8%**	**27.6%**	**3.6%**	**27.6%**	**$198.4**	**$27.4**	**13.8%**	**$3.60**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

Appendix A3 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Year Ended December 31, 2022

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.9%	30.9%	5.5%	17.9%	$445.9	$83.0	18.6%	$7.67
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.1	—	—	1.9	52.2	(4.0)		1.19
Acquisition, integration and divestiture related items (B)	—	(0.2)	—	(0.1)	(1.8)	(1.3)		(0.01)
Other items (C)	—	—	—	—	1.1	0.3		0.02
MDR	—	—	(1.4)	1.4	39.7	—		0.84
Intangible amortization expense	3.2	(2.6)	—	5.9	164.1	6.8		3.32
Tax adjustments	—	—	—	—	—	(1.4)		0.03
Adjustments total	4.3	(2.8)	(1.4)	9.1	255.3	0.4		5.39
Adjusted basis	**59.2%**	**28.1%**	**4.1%**	**27.0%**	**$701.2**	**$83.4**	**11.9%**	**$13.06**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

***Appendix A4** – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)*

Year Ended December 31, 2021

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.6%	4.7%	22.4%	$559.5	$74.3	13.3%	$10.23
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.0	(0.1)	—	1.9	52.9	4.3		1.03
Acquisition, integration and divestiture related items (B)	0.1	(0.4)	—	(2.7)	(75.7)	(14.6)		(1.29)
Other items (C)	(0.1)	0.2	—	(0.3)	4.5	2.2		0.04
MDR	—	—	(0.9)	0.8	22.9	—		0.48
Intangible amortization expense	3.2	(2.7)		5.9	165.6	25.5		2.96
Tax adjustments	—	—	—	—	—	5.8		(0.12)
Adjustments total	4.2	(3.0)	(0.9)	5.6	170.2	23.2		3.10
Adjusted basis	**59.4%**	**27.6%**	**3.8%**	**28.0%**	**$729.7**	**$97.5**	**13.4%**	**$13.33**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

23 Appendix A tickmarks (A) Restructuring, restructuring related and impairment items – For the three months ended December 31, 2022, pre-tax restructuring charges were $17.3 million and restructuring related charges were $9.5 million. For the three months ended December 31, 2021, pre-tax restructuring charges were $1.3 million and pre-tax restructuring related charges were $9.2 million. For the year ended December 31, 2022, pre-tax restructuring charges were $18.8 million, restructuring related charges were $31.9 million, and impairment charges were $1.5 million. For the year ended December 31, 2021, pre-tax restructuring charges were $15 million, pre-tax restructuring related charges were $31.2 million, and pre-tax impairment charges were $6.7 million. (B) Acquisition, integration and divestiture related items – For the three months ended December 31, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. For the three months ended December 31, 2021, these charges primarily related to the reversal of contingent consideration liabilities, charges related to our divestiture of certain respiratory assets, and charges related to a legal entity restructuring. For the year ended December 31, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. and the gain related to a sale of a building. For the year ended December 31, 2021, these items primarily related to a net gain on our divestiture of certain respiratory assets, charges related to contingent consideration liabilities, charges incurred in connection with the Z-Medica, LLC acquisition, and a related legal entity restructuring. (C) Other – For the three and twelve months ended December 31, 2022, other items related to charges incurred in connection with a debt extinguishment. For the three months ended December 31, 2021, other items related to the reversal of a contingent liability related to a foreign tax matter. For the year ended December 31, 2021, other items related to charges incurred in connection with a debt extinguishment, the reversal of contingent liabilities related to tariffs and another foreign tax matter and a benefit from a prior year tax matter.

24 Appendix B - 2023 Adj. Gross and Operating Margin Guidance Reconciliation Low High Forecasted GAAP Gross Margin 55.10% 55.60% Estimated restructuring, restructuring related and impairment items 0.80% 0.80% Estimated acquisition, integration, and divestiture related items —% —% Estimated intangible amortization expense 3.10% 3.10% Forecasted Adjusted Gross Margin 59.00% 59.50% Low High Forecasted GAAP Operating Margin 17.90% 18.65% Estimated restructuring, restructuring related and impairment items 1.00% 1.00% Estimated acquisition, integration, and divestiture related items 0.40% 0.40% Estimated other items 0.10% 0.10% Estimated MDR 1.00% 1.00% Estimated intangible amortization expense 5.60% 5.60% Forecasted Adjusted Operating Margin 26.00% 26.75%

25 Appendix C – Reconciliation of 2023 Adjusted Earnings Per Share Guidance Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $8.26 $8.86 Estimated restructuring, restructuring related and impairment items, net of tax $0.55 $0.55 Estimated acquisition, integration, and divestiture related items, net of tax $0.18 $0.18 Estimated other items, net of tax $0.05 $0.05 Estimated MDR, net of tax $0.65 $0.65 Estimated intangible amortization expense, net of tax $3.31 $3.31 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $13.00 $13.60

26 2022 Segment Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2022 December 31, 2021 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $1,653.7 $1,659.3 (0.3)% (0.2)% (0.1%)1 EMEA $558.4 $606.8 (8.0)% (10.8)% 2.8% Asia $306.3 $297.8 2.9% (8.9)% 11.8% OEM $272.6 $245.7 11.0% (2.4)% 13.4% Consolidated $2,791.0 $2,809.6 (0.7)% (3.6)% 2.9%2 (1) Includes the impact of a 0.8% decline in revenue from products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021 compared to the prior year period. (2) Includes the impact of a 1.1% decline in revenue from products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021 compared to the prior year period.

27 2022 Global Product Category Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2022 December 31, 2021 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $683.6 $700.2 (2.4)% (3.3)% 0.9% Interventional $445.0 $427.5 4.1% (3.5)% 7.6% Anesthesia $388.9 $380.1 2.3% (4.5)% 6.8% Surgical $392.9 $377.8 4.0% (5.1)% 9.1% Interventional Urology $322.8 $341.7 (5.5)% (0.3)% (5.2)% OEM $272.6 $245.7 11.0% (2.4)% 13.4% Other(1) $285.2 $336.6 (15.3)% (5.4)% (9.9)% Consolidated $2,791.0 $2,809.6 (0.7)% (3.6)% 2.9% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

28 2022 Financial Review ◦ GAAP gross margin of 54.9% vs. 55.2% in the prior year period ◦ Adjusted gross margin of 59.2%, down 20 bps year-over-year ◦ GAAP operating margin of 17.9% vs. 22.4% in prior year period ◦ Adjusted operating margin of 27.0%, down 100 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 18.6% vs. 13.3% in prior year period ◦ Adjusted tax rate of 11.9% vs. 13.4% in prior year period Effective tax rate ◦ GAAP EPS of $7.67 vs. $10.23 in prior year period ◦ Adjusted EPS of $13.06, down 2.0% year-over-year Earnings per share ◦ Revenue decreased (0.7)% year-over-year on a GAAP basis ◦ Revenue increased 2.9% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information.